Exhibit 10.4

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

AVON PRODUCTS, INC.
2013 STOCK INCENTIVE PLAN

PERFORMANCE CONTINGENT
RESTRICTED STOCK UNIT AWARD AGREEMENT
1.    Grant of Performance Contingent Restricted Stock Unit Award. Pursuant to the provisions of its 2013 Stock Incentive Plan, as amended and restated (the “Plan”), Avon Products, Inc. (the “Company”) has awarded you (the “Grantee”) Performance Contingent Restricted Stock Units (the “PRSUs”), representing the right to receive in the future shares of Stock (the “Shares”) as set forth in the Grantee’s grant notification. These PRSUs are subject to the terms and conditions set forth below, as well as those terms and conditions set forth in the Plan, all of which are hereby incorporated by this reference. All capitalized terms used in this Performance Contingent Restricted Stock Unit Award Agreement (this “Agreement”) shall have the meaning set forth in the Plan unless otherwise defined herein.
2.    Nature of PRSUs; Issuance of Shares.
These PRSUs represent a right to receive Shares on the Settlement Date (as defined below) but do not represent a current interest in the Shares. If all the terms and conditions hereof and of the Plan are met, then the Grantee shall be issued Shares on the Settlement Date. In lieu of issuance of Shares for all or a portion of the PRSUs, the Company reserves the right to instead make a cash payment to the Grantee equal to the Fair Market Value of the Shares for all or a portion of the PRSUs, determined as of the Settlement Date. Notwithstanding anything in this Agreement to the contrary, in the event the number of Shares that would be delivered upon settlement of the PRSUs would exceed the maximum number of Shares that may be made subject to an Award under the Plan, the amount in excess of the limit shall be settled in cash equal to the Fair Market Value of such excess Shares, determined as of the Settlement Date, and for a participant in the Avon Products, Inc. 2013-2017 Executive Incentive Plan (or any successor thereto), such cash payment shall be part of a long-term incentive award under, and subject to, the overall limits and other requirements of, the Avon Products, Inc. 2013-2017 Executive Incentive Plan (or any successor thereto), and not part of an Award under the Plan.
The Grantee should be aware that settlement of the PRSUs will result in the ownership of Shares and will require the Grantee to open and use a U.S. brokerage account. The Grantee will personally be responsible for any local compliance requirements in relation to all of the above transactions. These requirements may change from time to time, and the Company cannot guarantee that the Grantee will be able to receive Shares on the Settlement Date. The future value of the underlying Shares is unknown and cannot be predicted with certainty. The Company is not liable for any decrease of value of the Company’s Shares.

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

3.    Restrictions on Transfer of PRSUs. These PRSUs may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered.
4.    Vesting of PRSUs; Voting; Dividends.
(a)    Subject to Section 5, vesting of the PRSUs shall occur on the date set forth in the Grantee’s grant notification (such date the “Vesting Date”), which is the third anniversary of the Grant Date (as defined below), and settlement shall occur on the date set forth in the Grantee’s grant notification (such date, the “Settlement Date”), which is the “annual grant” settlement date, as specified by the Company. Subject to Section 5, vesting and payment are contingent upon: (i) the Grantee being employed by the Company or any of its Subsidiaries on the Vesting Date; and (ii) satisfaction by the Company of performance measures set forth in the grant notification (the “Performance Measures”).
(b)    The Grantee does not have the right to vote any of the Shares or the right to receive dividends on them prior to the date such Shares are issued to the Grantee pursuant to the terms hereof.
5.    Separation from Service.
(a)    Separation from Service by the Company without Cause. If the Grantee incurs an involuntary Separation from Service by the Company (and/or, if applicable, by any Subsidiary by whom the Grantee is employed) other than for Cause on or after January 1 of the year following the date of grant (the “Grant Date”) and the Grantee will not be eligible for Retirement at the end of the salary continuation period for which the Grantee is eligible under a severance pay plan of the Company or any of its Subsidiaries or some other agreement between the Grantee and the Company or any of its Subsidiaries (as if the Grantee made any available election under such plan or agreement to extend the salary continuation period by the maximum period available to such Grantee), in either case as in effect on the date hereof (disregarding any actual election made under such plan or agreement), then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the Grant Date to the date of the Separation from Service (typically the last day of active employment), divided by the number of months from the Grant Date to the Vesting Date.
(b)    Separation from Service due to Retirement. If the Grantee incurs a voluntary Separation from Service due to Retirement on or after January 1 of the year following the Grant Date, or the Grantee incurs an involuntary Separation from Service by the Company (and/or, if applicable by any Subsidiary by whom the Grantee is employed) other than for Cause on or after January 1 of the year following the Grant Date, and the Grantee will be eligible for Retirement at the end of the salary continuation

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

period for which the Grantee is eligible under a severance pay plan of the Company or any of its Subsidiaries or some other agreement between the Grantee and the Company or any of its Subsidiaries (as if the Grantee made any available election under such plan or agreement to extend the salary continuation period by the maximum period available to such Grantee), in either case as in effect on the date hereof (disregarding any actual election made under such plan or agreement), then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the Grant Date to the date of Separation from Service (typically the last day of active employment), divided by the number of months from the Grant Date to the Vesting Date.
(c)    Separation from Service due to Disability. If the Grantee incurs a Separation from Service due to Disability, then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the Grant Date to the date of Separation from Service (typically the last day of active employment), divided by the number of months from the Grant Date to the Vesting Date.
(d)    Death. If the Grantee dies before otherwise incurring a Separation from Service, then, provided that the Company has satisfied the Performance Measures as of the Vesting Date, a pro-rata portion of the PRSUs referred to in Section 4(a) above shall become vested and the pro-rata number of such Shares shall be issued to the Grantee on the Settlement Date. The number of Shares that vest shall be determined by multiplying the full number of Shares subject to the PRSUs by a fraction, which shall be the number of complete months from the Grant Date to the date of death, divided by the number of months from the Grant Date to the Vesting Date.
(e)    Separations from Service Causing Forfeiture. All PRSUs are forfeited if the Grantee incurs a Separation from Service from the Company (and/or, if applicable, from any Subsidiary by whom the Grantee is employed) under any of the following conditions: (i) an involuntary Separation from Service by the Company or any of its Subsidiaries for Cause prior to the Settlement Date; (ii) an involuntary Separation from Service by the Company or any of its Subsidiaries other than for Cause prior to January 1 of the year following the Grant Date; (iii) a voluntary Separation from Service due to Retirement prior to January 1 of the year following the Grant Date; or (iv) a voluntary Separation from Service (excluding Retirement or Disability) at any time during the performance period to which the Performance Measures relate.
(f)    Six-Month Wait under U.S. Internal Revenue Code Section 409A. To the extent that a PRSU payment is a non-exempt amount payable under a “nonqualified

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

deferred compensation plan” (as defined in Internal Revenue Code Section 409A) upon a Separation from Service (other than death), if the Grantee is a “specified employee” (as that term is defined in Internal Revenue Code Section 409A and pursuant to procedures established by the Company) on the Grantee’s Separation from Service, then any Shares (or cash in lieu thereof if the PRSUs or a portion of the PRSUs are to be settled in cash) payable pursuant to the PRSU on account of the Separation from Service (other than death) will not be paid to the Grantee during the six-month period immediately following such Separation from Service. Instead, any Shares (or cash in lieu thereof if the PRSUs or a portion of the PRSUs are to be settled in cash) that would have been payable to the Grantee on account of the Grantee’s Separation from Service shall be paid on the first day of the seventh month following the Grantee’s Separation from Service but not earlier than the Settlement Date.
(g)    Change in Control. Notwithstanding any other provision of this Agreement, in the event of a Change in Control, the vesting and payment of PRSUs shall be governed by the provisions of the Plan regarding a Change in Control, which are incorporated herein by reference.
(h)    Paid or Unpaid Leave of Absence or Change in Subsidiary Status for Subsidiary Employing Grantee. For purposes of determining the vesting of PRSUs under this Agreement, a paid or unpaid leave of absence of the Grantee shall not constitute a Separation from Service of the Grantee, except to the extent that such leave of absence constitutes a “separation from service” (as defined in U.S. Internal Revenue Code Section 409A). During a paid or unpaid leave of absence, until a “separation from service” occurs, the PRSUs shall continue to vest as set forth in this Agreement and in the grant notification referred to in Section 4(a) of this Agreement. For purposes of determining the vesting of PRSUs under this Agreement, the Grantee’s employment by a Subsidiary shall be considered a Separation from Service on the date on which such Subsidiary ceases to be a Subsidiary, provided that, in such event, any issuance of Shares to the Grantee pursuant to this Section 5 shall be made on the Settlement Date.
6.    Non-Competition/Non-Solicitation/Non-Disclosure.
The Grantee agrees that, during the Grantee’s employment, beginning on the Grant Date continuing for a period of one year after the Grantee’s Separation from Service with the Company (and, if applicable, a Subsidiary) for any reason whatsoever (including Retirement or Disability), he or she shall not, without the prior written consent of the Committee, engage in either of the following activities:
(a)    the Grantee shall not directly or indirectly engage or otherwise participate in any business which is competitive with any significant business of the Company or any Subsidiary, including without limitation, the Grantee’s acceptance of employment with, entrance into a consulting or advisory arrangement with, rendering services to or otherwise facilitating the business of Amway Corp./Alticor Inc., Amore Pacific, Arabela, Arbonne, Beiersdorf (Nivea), COTY, De Millus S.A., Ebel Int’l/Belcorp Corp., Elizabeth Arden, Faberlic, Herbalife Ltd., Inter Parfums, Jequiti, Lady Racine/LR Health & Beauty

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

Systems GmbH, LG Health & Household, L’Occitane, L’Oréal Group/Cosmair Inc., Mary Kay Inc., Mistine/Better Way (Thailand) Co. Ltd., Natura Cosmetics S.A., Neways Int’l, NuSkin Enterprises Inc., O Boticário, Oriflame Cosmetics S.A., Origami Owl, Reckitt Benckiser PLC, Revlon Inc., Rodan & Fields, Shaklee Corp., Shiseido, Stella & Dot, Silpada, The Body Shop Int’l PLC, The Estée Lauder Companies Inc., The Procter & Gamble Company, Tupperware Corp., Unilever Group (N.V. and PLC), Vorwerk & Co. KG/Jafra Worldwide Holdings (Lux) S.à.R.L. Inc., Yanbal Int’l (Yanbal, Unique), Younique or any of their affiliates; and
(b)    the Grantee shall not solicit or aid in the solicitation of any employees of the Company or any Subsidiary to leave their employment.
In addition, the Grantee shall not, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any secret or confidential information, knowledge or data, including without limitation any trade secrets, relating to the Company or a Subsidiary, and their respective businesses, obtained by the Grantee during his or her employment by the Company or a Subsidiary and which is not otherwise publicly known (other than by reason of an unauthorized act by the Grantee), to anyone other than the Company and those designated by it.
In the event the Company determines that the Grantee has breached any term of this Section 6 or any non-disclosure, non-compete or non-solicitation covenant set forth in his or her severance agreement, employment contract or any Company policy, in addition to any other remedies the Company may have available to it, unless otherwise determined by the Committee: (i) all unvested PRSUs granted hereunder shall be forfeited; (ii) all vested but not yet settled PRSUs hereunder shall be forfeited; (iii) if Shares have been issued to the Grantee in respect of all or a portion of the vested PRSUs hereunder, the Grantee shall forfeit all such Shares so issued to the Grantee hereunder; and (iv) if cash has been paid to the Grantee in lieu of Shares in respect of vested PRSUs for all or a portion of the PRSUs hereunder, the Grantee shall pay to the Company all such cash so paid in lieu of Shares for all or a portion of the PRSUs to the Grantee hereunder; provided, however, that if the Grantee no longer holds Shares issued to the Grantee hereunder, the Grantee shall pay to the Company in cash the Fair Market Value of any such Shares on the date such Shares were issued to the Grantee hereunder.
7.    Recoupment. Except where void by law and unless otherwise determined, the PRSUs and the Shares issued (or the cash payment if the Company elected, instead of Shares, for all or a portion of the PRSUs , to make a cash payment equal to the Fair Market Value of the Shares for all or a portion of the PRSUs, determined on the Settlement Date) in respect of the vested PRSUs hereunder is subject to forfeiture and/or recoupment in the event that a Grantee has engaged in misconduct, including: (y) a serious violation of the Company’s Code of Conduct; or (z) a violation of law within the scope of employment with the Company. All PRSUs hereunder are also subject to the Company’s Compensation Recoupment Policy.

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

8.    Service Acknowledgments.
The Grantee acknowledges and agrees as follows:
(a)    The execution and delivery of this Agreement and the granting of the PRSUs hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Subsidiaries to employ the Grantee for any specific period. Moreover, the PRSUs do not become part of a contract of employment or any other employment relationship with the Grantee’s employer.
(b)    The award of the PRSUs hereunder is voluntary and occasional and does not entitle the Grantee to any benefit other than that specifically granted under this Agreement and under the Plan, nor to any future grants or other benefits under the Plan or any similar plan, even if PRSUs have ever been granted in the past or have repeatedly been granted in the past. Any benefits granted under this Agreement and under the Plan are extraordinary and not part of the Grantee’s ordinary or expected compensation, and shall not be considered as part of such compensation in the event of severance, redundancy or resignation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension, welfare or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any of its Subsidiaries. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the grace and discretion of the Company and that the Company retains the right to amend or terminate the Plan, and/or the Grantee’s participation therein, at any time, at the Company’s sole discretion and without notice, subject to applicable law.
(c)    Nothing in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or a Subsidiary or interfere in any way with any right of the Company or a Subsidiary to terminate the employment of the Grantee at any time, subject to applicable law.
(d)    The Grantee is voluntarily participating in the Plan.
(e)    The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
(f)    All decisions with respect to future PRSUs or other grants, if any, will be at the sole discretion of the Company;
(f)    The grant of PRSUs will not be interpreted to form an employment contract or employment relationship with the Company or any of its Subsidiaries that does not otherwise exist.

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

(g)    Neither the Company nor any Subsidiary is providing any tax, legal or financial advice or making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the Shares.
(h)    In consideration of the grant of the PRSUs, no claim or entitlement to compensation or damages arises from termination of the PRSUs or diminution in value of the PRSUs or Shares acquired upon settlement of the PRSUs and the Grantee irrevocably releases the Company and its Subsidiaries from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting the PRSUs, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such a claim.
(i)    Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the PRSUs; and the Grantee’s right to vesting of Shares in settlement of the PRSUs after termination of service, if any, will be measured by the date of termination of the Grantee’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Grantee’s service has terminated and the effective date of such termination.
(j)    The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty. The value of the Shares may increase or decrease.
9.    Data Privacy Acknowledgment and Consent.
By signing this Agreement, the Grantee acknowledges and agrees that in order to implement, manage and administer the Grantee’s participation in the Plan and/or in connection with tax or other governmental and regulatory compliance activities directly or indirectly related to the PRSUs, the Company and/or an entity belonging to the Company’s group of companies (including the Grantee’s employer) may need to process the Grantee’s personal data (electronically or otherwise) including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (the “Personal Data”). The transfer of Personal Data to and collection by third party service providers outside the Company’s group of companies, such as the Company’s authorized agent, may also be necessary in order to manage and administer the Plan.
The Grantee expressly and unambiguously consents to the collection, use and processing of Personal Data by the Company, entities belonging to the Company’s group of companies, and third party service providers. Grantee understands that Company may transfer Grantee’s Personal Data to the United States, or other countries may have a different or lower level of data protection law than the Grantee’s home country and which are not considered by the European Commission to have data protection laws equivalent

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

to the laws in Grantee’s country. The Company therefore maintains an EU-US Safe Harbor certification to protect Grantee’s data consistent with data protection laws of the EU.
The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon settlement of the PRSUs. The Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local stock program coordinator.
If Grantee does not consent, or if Grantee later seeks to revoke Grantee’s consent, Grantee’s employment status or career with the Company or Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant PRSUs under the Plan or other equity awards, or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing Grantee’s consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Grantee’s local stock program coordinator.
The Company will take reasonable measures to keep the Personal Data private, confidential and accurate. The Grantee may obtain details with respect to the collection use, processing and transfer of his/her Personal Data in relation to Plan participation and may also request a list with the names and addresses of any potential recipients of the Data and/or access to and updates of such Personal Data, if needed, by contacting his or her local stock program coordinator.
10.    Application of Laws. The granting of these PRSUs and the delivery of Shares hereunder shall be subject to all applicable laws, rules and regulations.
11.    Responsibility for Taxes.
By accepting this grant, the Grantee hereby irrevocably elects to satisfy any taxes and social insurance contribution withholding required to be withheld by the Company or any of its Subsidiaries on the date of grant or vesting of the PRSUs or delivery or sale of any Shares hereunder or on any earlier date on which such taxes or social contribution withholding may be due (“Tax Liability”) by authorizing the Company or any of its Subsidiaries to withhold a sufficient number of Shares or cash in lieu thereof from the Grantee’s wages or other compensation to fully satisfy the Tax Liability. Furthermore,

Model for Amended and Restated 2013 Plan
Combined US & Int’l PRSU On-Cycle and Off-Cycle

the Grantee agrees to pay the Company or any of its Subsidiaries any amount of the Tax Liability that cannot be satisfied through one of the foregoing methods.
Notwithstanding the preceding sentence, if, on the applicable Settlement Date or on any earlier date on which such Tax Liability may be due, the delivery of Shares is not made because of U.S. Internal Revenue Code Section 409A requirements (or, for those Grantees eligible, because the Grantee elects, pursuant to the Company’s Deferred Compensation Plan, to defer the delivery of Shares payable hereunder) or for some other reason, the Grantee hereby irrevocably elects to satisfy the Tax Liability due on the applicable Settlement Date or on any earlier date on which such taxes may be due with respect to such Shares for which delivery is being deferred by delivering cash to the Company in an amount sufficient to fully satisfy the Tax Liability.
The Grantee acknowledges and agrees that the ultimate responsibility for the Tax Liability is and remains with the Grantee. The Grantee further acknowledges that: (a) the Company and its Subsidiaries make no representations or undertakings regarding the Tax Liability; (b) the Company and its Subsidiaries do not commit to structure the terms of the grant or any other aspect of the PRSUs to reduce or eliminate the Tax Liability; and (c) the Grantee should consult a tax adviser regarding the Tax Liability.
12.    U.S. Internal Revenue Code Section 162(m) or 409A. To the extent that the PRSUs are intended to qualify as “performance-based compensation” within the meaning of U.S. Internal Revenue Code Section 162(m) or to the extent the PRSUs are subject to U.S. Internal Revenue Code Section 409A, any provision, application or interpretation of this PRSU that is inconsistent with such U.S. Internal Revenue Code Sections shall be disregarded with respect to such PRSU, as applicable. In no event shall the Company, any of its affiliates, any of its agents, or any member of the Board have any liability for any taxes imposed in connection with a failure of the Plan to comply with U.S. Internal Revenue Code Section 409A.
13.    Provisions Inconsistent with Laws and Translation. In the event any provision of this Agreement conflicts with applicable mandatory law, the provisions of such law shall govern. To the extent that the Grantee has been provided with a translation of this Agreement in a language other than English, the English language version of this Agreement shall prevail in case of any discrepancies or ambiguities due to translation.
14.    Acknowledgment. The Company and its Subsidiaries and the Grantee agree that the PRSUs are granted under and governed by the Grantee’s grant notification, this Agreement and by the provisions of the Plan (incorporated herein by reference). The Grantee: (a) acknowledges that the Grantee has carefully read and is familiar with each of the provisions of the foregoing documents; and (b) hereby accepts the PRSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Grantee’s grant notification.
15.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and its Subsidiaries and the

Model for Amended and Restated 2013 Plan
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Grantee with all applicable laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.
16.    Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
17.    Foreign Exchange. Where applicable, the Grantee acknowledges and agrees that it is the Grantee’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the issuance and delivery of the Shares pursuant to the vesting of the PRSUs and that the Grantee shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Grantee is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Grantee’s specific situation. Grantee acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to Grantee pursuant to the settlement of the PRSUs or the subsequent sale of any Shares acquired upon settlement.
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to PRSUs awarded under the Plan or future PRSUs that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Grantee consents to the electronic delivery of the Plan documents and this Agreement. The Grantee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing. The Grantee further acknowledges that the Grantee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Grantee

Model for Amended and Restated 2013 Plan
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understands that the Grantee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Grantee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Grantee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Grantee understands that he or she is not required to consent to electronic delivery of documents.
19.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares. Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
20.    Appendix. Notwithstanding any provisions in this Agreement, the PRSUs shall be subject to any special terms, conditions or notifications set forth in Appendix A to this Agreement for the Grantee’s country, which shall constitute part of this Agreement. Moreover, if the Grantee relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Grantee, to the extent the Company or any of its Subsidiaries determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.
[Signatures on Next Page]

Model for Amended and Restated 2013 Plan
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IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Grantee have executed this Agreement as of the Grant Date.
When the Grantee accepts the Grant, the Grantee and the Company and its Subsidiaries are agreeing that the PRSUs are granted under and governed by the terms and conditions of the Plan, the Grantee’s grant notification and this Agreement. The Grantee has reviewed the Plan, the Grantee’s grant notification and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement, and fully understands all provisions of the Plan, the Grantee’s grant notification and this Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Grantee’s grant notification and this Agreement. The Grantee further agrees to notify the Company upon any change in Grantee’s residence address.

AVON PRODUCTS, INC.	GRANTEE
________________________________	____________________________________
Chief Executive Officer	Name:

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APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF
PERFORMANCE CONTINGENT RESTRICTED STOCK UNIT AGREEMENTS UNDER THE
AVON PRODUCTS, INC. 2013 STOCK INCENTIVE PLAN
NON-U.S. EMPLOYEES

This Appendix includes additional terms and conditions that govern the PRSUs granted to the Grantee under the Plan if the Grantee resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Grantee understands and agrees that the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the PRSUs vest or the Shares are issued under the Plan.

In addition, the information contained herein is general in nature and may not apply to Grantee’s particular situation and the Company is not in a position to assure Grantee of any particular result. Accordingly, Grantee is advised to seek appropriate professional advice as to how the relevant laws of Grantee’s country may apply to his or her situation.

The Grantee further understands and agrees that if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, transfers employment after grant of the PRSUs, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Grantee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

Argentina

Securities Law Notice

The Grantee understands and agrees that neither the grant of the PRSUs nor the issuance of Shares constitute a public offering as defined under Argentine law. The offering of the PRSU is a private placement. As such, the offering is not subject to the supervision of any Argentine governmental authority.

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Exchange Control Information

In the event that Grantee transfers proceeds in excess of US$2,000,000 from the sale of shares into Argentina in a single month, Grantee will be subject to certain exchange control laws. Please note that exchange control regulations in Argentina are subject to frequent change. Grantee is encouraged to consult with a personal legal advisor regarding any exchange control obligations that Grantee may have.

Australia

Australian Securities Laws

If Grantee acquires Shares under the Plan and resells them in Australia, he or she may be required to comply with certain Australian securities law disclosure requirements or other restrictions.

Foreign Exchange

Grantee acknowledges and agrees that it is the Grantee’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the PRSUs or subsequent sale of the Shares and any dividends (if any) and that the Grantee shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Grantee is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Grantee’s specific situation.

Brazil

Compliance with Laws

By accepting the PRSUs, Grantee acknowledges that Grantee agrees to comply with applicable Brazilian laws and to report and pay any and all applicable Tax Liability associated with the vesting of the PRSUs, the sale of the Shares acquired pursuant thereto and the receipt of any dividends. That Grantee agrees that, for all legal purposes: (i) the benefits provided under the Plan are the result of commercial transactions unrelated to the Grantee’s employment; (ii) the Plan is not a part of the terms and conditions of the Grantee’s employment; and (iii) the income from the PRSUs, if any, is not part of the Grantee’s remuneration from employment.

Report of Overseas Assets

If Grantee is resident or domiciled in Brazil, Grantee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets

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and rights that must be reported include, but are not limited to, the Shares acquired under the Plan.

Bulgaria

Foreign Exchange Notice

Foreign brokerage account balances in excess of BGN 50,000 on each December 31st must be reported to the Bulgarian National Bank by March 31st of the following calendar year. Moreover, for payments equal to or exceeding BGN 5,000, a statistical form must be submitted to the commercial bank handling the transaction.

Securities Disclaimer

The grant of the PRSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Bulgaria.

Canada

Share Settlement

Notwithstanding any discretion or anything to the contrary in the Plan, the grant of the PRSUs does not provide any right for the Grantee to receive a cash payment and the PRSUs will be settled in Shares only.

French Language Waiver

The following provisions will apply to Grantees who are residents of Quebec:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Data Privacy Notice and Consent

This provision supplements Section 9 of the Agreement:

Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Grantee further authorizes the Company

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and any Subsidiary or affiliate and the Committee to disclose and discuss the Plan with their advisors. Grantee further authorizes the Company and any Subsidiary or affiliate to record such information and to keep such information in Grantee’s employee file.

Chile

Securities Law Information

Neither the Company nor the Shares that may be issued under this award are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.

Exchange Control Information

It is your responsibility to make sure that you comply with exchange control requirements in Chile when the value of your share transaction is in excess of US$10,000.

If the PRSUs are settled in Shares and the aggregate value of the Shares exceeds US$10,000, you must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within 10 days of the settlement of the PRSUs.

You are not required to repatriate funds obtained from the sale of shares acquired pursuant to your grant of PRSUs. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If your aggregate investments held outside of Chile exceeds US$5,000,000 (including shares acquired under the Plan), you must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have prior to the vesting of the Restricted Stock Units.

Annual Tax Reporting Obligation

The Chilean Internal Revenue (the "CIRS") requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the gains/losses from foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the

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sworn statement are Tax Form 1853 "Annual Sworn Statement Regarding Credits for Taxes Paid Abroad" and Tax Form 1851 "Annual Sworn Statement Regarding Investments Held Abroad." If you are not a Chilean citizen and have been a resident in Chile for less than three years, you are exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website at http://www.sii.cl.

Colombia

Foreign Exchange Notice

The Grantee understands and acknowledges that if the Grantee’s total overseas investments, including but not limited to any Shares acquired under the Plan, at any time exceeds US $500,000, the Grantee must register such investments with the Colombian Central Bank by June 30 of the following year.

Overseas Investment Registration

You understand and acknowledge that if your total overseas investments, including but not limited to any payment or Shares acquired pursuant to the Plan, at any time exceeds US $500,000, you are required to register such investments with the Colombian Central Bank by June 30 of the following year.

Czech Republic

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Czech Republic.

Ecuador

There are no country specific provisions.

Egypt

Exchange Control Notification

If the Grantee transfers funds into or out of Egypt in connection with the payment for the PRSUs, he or she is required to transfer the funds through a registered bank in Egypt.

France

Language Consent

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In accepting the grant of the PRSUs and the Agreement which provides for the terms and conditions of the PRSUs, the Grantee confirms that he or she has read and understood the documents relating to the PRSUs (the Plan and the Agreement), which were provided in the English language. The Grantee accepts the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée

En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.

Tax Reporting Information

If Grantee holds Shares outside of France or maintains a foreign bank account, Grantee is required to report such to the French tax authorities when filing his or her annual tax return.

Securities Disclaimer

The grant of the PRSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France.

Germany

Exchange Control Information

If you remit proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that you make or receive a payment in excess of this amount, you are responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, you must also report on an annual basis in the event that you hold shares exceeding 10% of the total voting capital of the Company.

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Greece

Securities Disclaimer

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Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Greece.

Guatemala

There are no country specific provisions.

Hong Kong

Securities Law Notice

The PRSUs and Shares issued upon vesting of the PRSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Subsidiaries. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The PRSUs are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person. If the Grantee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Grantee should obtain independent professional advice.

Non-ORSO Scheme

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the Grantee’s grant shall be void.

Hungary

Securities Disclaimer

The grant of the PRSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Hungary.

The grant of PRSUs is made pursuant to and in compliance with the private placement rules under the Capital Markets Act CXX of 2001.

India

Fund Repatriation

The Grantee understands that he or she must repatriate any proceeds from the sale of

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Shares acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt. The Grantee will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Grantee should maintain the FIRC as evidence of the repatriation of fund in the event the Reserve Bank of India or the Company requests proof of repatriation.

Tax Information

To determine the Tax Liability, the Company or the Grantee’s Indian employer must obtain a valuation from a Merchant Banker in India. Neither the Company nor the Indian employer is under any obligation to obtain a valuation at a particular price nor are they required to obtain a valuation more frequently than every 180 days.

Italy

Foreign Exchange

To participate in the Plan, the Grantee must comply with exchange control regulations in Italy. Transfer of funds in excess of a certain amount to or from Italy in connection with the Grantee’s participation in the Plan may need to be reported in the Grantee’s individual tax return. In addition, Shares held by the Grantee in excess of a certain value may need to be reported on the Grantee’s individual tax return. The Grantee is urged to seek appropriate professional advice as to how the exchange control regulations apply to the Grantee’s specific situation.

Securities Disclaimer

The grant of the PRSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Italy.

Plan Document Acknowledgment

In accepting the PRSUs, Grantee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.

Kazakhstan

Exchange Control Information

Although Kazakh residents are no longer required to obtain a license from the National Bank of Kazakhstan before obtaining securities in foreign companies, you are nevertheless required to notify the National Bank of Kazakhstan when you acquire Shares under the Plan.

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Lithuania

There are no country specific provisions.

Malaysia

Securities Law Notice

The grant of PRSUs has been made in compliance with applicable Malaysian securities requirements including, as appropriate, filing an Information Memorandum with the Malaysian Securities Commission.

Malaysian Insider Trading Notification

You should be aware of the Malaysian insider-trading rules, which may impact your acquisition or disposal of shares or rights to shares under the Plan. Under the Malaysian insider-trading rules, you are prohibited from acquiring or selling shares or rights to shares (e.g., an award under the Plan) when you are in possession of information which is not generally available and which you know or should know will have a material effect on the price of shares once such information is generally available.

Director Notification Obligation

If you are a director of the Company's Malaysian Subsidiary or affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary or affiliate in writing when you receive or dispose of an interest (e.g., an award under the Plan or shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

Mexico

Employment and Labor Law Acknowledgments
As a condition of accepting the PRSU, the Grantee acknowledges and agrees that: (i) the PRSU is not related to the salary or any other contractual benefits provided to the Grantee by the Grantee’s employer; (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment; (iii) the grant of the PRSU is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Grantee; and (iv) neither the grant of the PRSU nor the issuance of Shares in any way establishes a labor relationship between the Grantee and the Company, which is headquartered in the United States, or any additional rights between the Grantee and the Grantee’s employer, based in Mexico.

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By accepting the PRSU, the Grantee acknowledges that the Grantee has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.

The Grantee acknowledges and confirms that the Grantee does not reserve any action or right to bring any claim against the Company or its Subsidiaries for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Company and its Subsidiaries with respect to any claim that may arise under the Plan.

Compliance with Mexican Securities Laws

The Plan, the PRSUs and the Shares are exempt from affirmative registration requirements in Mexico since the rights to acquire Shares under the PRSUs and the Plan are limited to specified qualified employees in Mexico and communicated in a private and confidential manner.

Morocco

Foreign Exchange Notice

The transfer of funds abroad is subject to prior approval by the Foreign Exchange Office of the Ministry of Finance (FEO). Repatriation of cash proceeds from an award, including dividends and proceeds from the sale of Shares underlying any award, may be required.

Peru

There are no country specific provisions.

Philippines

Securities Law Notice

The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction.

The Grantee acknowledges that he or she is permitted to sell Shares acquired under the Plan through the designated plan broker appointed by the Company, provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the Shares are listed.

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Poland

Foreign Exchange Notice

The Grantee understands and acknowledges that the Grantee must notify the National Bank of Poland of the value of all foreign share ownership, including but not limited to Shares acquired under the Plan, if such ownership exceeds a designated threshold. The Grantee is strongly encouraged to consult with an appropriate legal advisor regarding these requirements.

Securities Disclaimer

The grant of the PRSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Poland.

Republic of Korea

Foreign Exchange Notices

Please note that the proceeds received from the sale of stock overseas must be reported to Korea within eighteen (18) months if such proceeds exceed U.S. $500,000 per sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the U.S. $500,000 per sale threshold.

If you realize US$500,000 or more from the sale of shares, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale.

Romania

Exchange Control Information

If you deposit the proceeds from the sale of Shares issued to you at purchase in a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult your personal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Romania.

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Russia

U.S. Transaction

Grantee understands that the PRSUs shall be valid and this Agreement shall be concluded and become effective only when the Agreement is electronically received by the Company in the United States. Upon vesting of PRSUs, any Shares to be issued to Grantee shall be delivered to him or her through a bank or brokerage account in the United States. Grantee is not permitted to sell the shares directly to other Russian legal entities or individuals nor is Grantee permitted to bring the shares into Russia.

Securities Law Notification

The Agreement, the Plan and all other materials that Grantee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Depending on the development of local regulatory requirements, the Company reserves the right to settle the PRSUs in cash or require the immediate sale of Shares following vesting of the PRSUs.

Exchange Control Information

Under current exchange control regulations, within a reasonably short time after sale of the Shares acquired under the Plan or the receipt of dividends (if any), Grantee must repatriate the proceeds to Russia. Such proceeds must initially be credited to Grantee through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Grantee is encouraged to contact his or her personal advisor before remitting his or her proceeds to Russia as exchange control requirements may change.

Saudi Arabia

Securities Law Information

The Agreement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of the Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Agreement. You are hereby

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advised to conduct your own due diligence on the accuracy of the information relating to the Shares. If you do not understand the contents of the Agreement, you should consult an authorized financial advisor.

Serbia

Exchange Control Information

Pursuant to the Law on Foreign Exchange Transactions, Serbian residents may freely acquire Shares under the Plan, however, the National Bank of Serbia generally requires reporting of the acquisition of such Shares, the value of the Shares at payment and, on a quarterly basis, any changes in the value of the underlying Shares. An exemption from this reporting obligation may apply on the basis that the Shares are acquired for no consideration. The Grantee is advised to consult with a personal legal advisor to determine his or her reporting obligations upon the acquisition of Shares under the Plan as such obligations are subject to change based on the interpretation of applicable regulations by the National Bank of Serbia. The Company reserves the right to require the Grantee to report details of the sale of his or her Shares to the Company or to follow such other procedures as may be established by the Company to comply with applicable exchange control regulations.

Singapore

Securities Law Information

The grant of the PRSUs, which is being made on a private basis and is, therefore, exempt from registration in Singapore. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Requirement

Directors, associate directors and shadow directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act. They must notify the Singapore Subsidiary in writing of an interest (e.g., PRSUs, Shares, etc.) in the Company or any related companies within two days of (i) acquisition or disposal of such interest, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director, associate director or shadow director. In addition, a notification must be made of the Grantee’s interests in the Company or any related company within two business days of becoming a director, associate director or shadow director of the Singapore Subsidiary.

South Africa

Exchange Control Information

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Employees may need to file notification of participation with exchange control authorities. An annual investment limit may apply to employees even if notification has been filed. Because the exchange control regulations are subject to change, Grantee should consult a personal advisor prior to vesting and settlement of the PRSUs to ensure compliance with current regulations. Grantee is responsible for ensuring compliance with all exchange control laws in South Africa.

Spain

Tax Reporting Obligation for Assets Held Abroad

Beginning January 2013, individuals in Spain are required to report assets and right located outside of Spain (which would include Shares or any funds held in a U.S. brokerage account) on Form 720 by March 31st after each calendar year. A report is not required if the value of assets held outside of Spain is EUR 50,000 or less or if the assets held outside of Spain have not increased by more than EUR 20,000 compared to the previous year (assuming that a prior report has been filed reporting these assets). Please consult your personal tax advisor for more information on how to complete the report and the specific information on what types of assets are required to be reported.

Exchange Control Information

Grantee must declare the acquisition of stock in a foreign company (including Shares acquired under the Plan) to the Dirección General de Política Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes. He or she must also declare ownership of any stock in a foreign company (including Shares acquired under the Plan) with the Directorate of Foreign Transactions each January while the stock is owned. In addition, if Grantee wishes to import the share certificates into Spain, he or she must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of the Shares (i.e., dividends or sale proceeds), Grantee must inform the financial institution receiving the payment of the basis upon which such payment is made. Grantee will need to provide the following information: (i) his or her name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) any further information that may be required.

Securities Disclaimer

The grant of the PRSUs is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Spain.

Taiwan

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Securities Disclaimer

The Plan is not registered in Taiwan with the Securities and Futures Bureau and is not subject to the securities laws of Taiwan.

Exchange Control Information

You may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.

If the transaction amount is US$500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Turkey

The Grantee must sell any Shares acquired pursuant to the PRSUs outside of Turkey. The Company’s Shares are currently traded on the New York Stock Exchange in the U.S. under the ticker symbol “TGT” and may be sold on this exchange, which is located outside of Turkey.

Ukraine

Exchange Control

Grantee understands and agrees that cross border flow of funds pursuant to the PRSUs may require a registration or license with the National Bank of the Ukraine. Grantee is advised to consult with his or her personal legal advisor to further understand the requirements and implications and understands and agrees that it is his or her responsibility to comply with applicable exchange control laws in Ukraine.

Repatriation

Grantee understands and agrees that funds obtained from the sale of Shares obtained through the PRSUs must be immediately repatriated to Ukraine. Grantee has been advised to consult with his or her personal legal advisor to further understand the requirements and implications and understands and agrees that it is his or her responsibility to comply with applicable rules.

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United Kingdom

Tax and National Insurance Contributions

In the event that the Company determines that it is required to account to HM Revenue & Customs for the Tax Liability and any Secondary NIC Liability or to withhold any other tax as a result of the PRSUs, the Grantee, as a condition to the vesting of the PRSUs, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding liabilities. The Grantee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares acquired pursuant to the PRSUs.
As a further condition of the vesting of the PRSUs under the Plan, the Grantee may at the Company’s discretion be directed to join with the Company, or if and to the extent that there is a change in the law, any of its Subsidiaries or person who is or becomes a Secondary Contributor in making a Joint Election which has been approved by HM Revenue & Customs, for the transfer of the whole any Secondary NIC Liability.
To the extent permitted by law, the Grantee hereby agrees to indemnify and keep indemnified the Company and its Subsidiaries for any Tax Liability.

Securities Disclosure

Neither this Agreement or Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the PRSUs are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.

Venezuela

Exchange Control Information

Please consult your personal advisor prior to vesting and settlement of the PRSUs to ensure compliance with the applicable exchange control regulations in Venezuela, as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Venezuela.

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